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Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)        / /

THE BANK OF NEW YORK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)
One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

INTERMUNE, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3296648 (I.R.S. employer identification no.)
1710 Gilbreth Road, Suite 301 Burlingame, CA (Address of principal executive offices)	94010 (Zip code)

Convertible Subordinated Notes
(Title of the indenture securities)

1.  General information. Furnish the following information as to the Trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	2 Rector Street, New York, N.Y. 10006, and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	Washington, D.C. 20429
New York Clearing House Association	New York, New York 10005
  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

2.  Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

16. List of Exhibits.

    Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.
A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.
A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.
The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.
A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 25th day of June, 2001.

THE BANK OF NEW YORK
By:	/s/ MARY LAGUMINA
Name:	MARY LAGUMINA
Title:	VICE PRESIDENT

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,083,720
Interest-bearing balances	4,949,333
Securities:
Held-to-maturity securities	740,315
Available-for-sale securities	5,328,981
Federal funds sold and Securities purchased under agreements to resell	5,695,708
Loans and lease financing receivables:
Loans and leases, net of unearned income	36,590,456
LESS: Allowance for loan and lease losses	598,536
LESS: Allocated transfer risk reserve	12,575
Loans and leases, net of unearned income, allowance, and reserve	35,979,345
Trading Assets	11,912,448
Premises and fixed assets (including capitalized leases)	763,241
Other real estate owned	2,925
Investments in unconsolidated subsidiaries and associated companies	183,836
Customers' liability to this bank on acceptances outstanding	424,303
Intangible assets	1,378,477
Other assets	3,823,797

Total assets	$74,266,429

LIABILITIES
Deposits:
In domestic offices	$28,328,548
Noninterest-bearing	12,637,384
Interest-bearing	15,691,164
In foreign offices, Edge and Agreement subsidiaries, and IBFs	27,920,690
Noninterest-bearing	470,130
Interest-bearing	27,450,560
Federal funds purchased and Securities sold under agreements to repurchase	1,437,916
Demand notes issued to the U.S.Treasury	100,000
Trading liabilities	2,049,818
Other borrowed money:
With remaining maturity of one year or less	1,279,125
With remaining maturity of more than one year through three years	0
With remaining maturity of more than three years	31,080
Bank's liability on acceptances executed and outstanding	427,110
Subordinated notes and debentures	1,646,000

Other liabilities	4,604,478

Total liabilities	$67,824,765

EQUITY CAPITAL
Common stock	1,135,285
Surplus	1,008,775
Undivided profits and capital reserves	4,308,492
Net unrealized holding gains (losses) on available-for-sale securities	27,768
Accumulated net gains (losses) on cash flow hedges	0
Cumulative foreign currency translation adjustments	(38,656)
Total equity capital	6,441,664

Total liabilities and equity capital	$74,266,429

    I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                      Thomas J. Mastro

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi Alan R. Griffith Gerald L. Hassell	Directors

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Exhibit 25.1
SIGNATURE